Exhibit G.2
AMENDMENT NO. 1
TO THE
INVESTMENT ADVISORY AGREEMENT
As of April 1, 2013

Reference is made to the Investment Advisory Agreement dated as of June 4, 2010, by and among the SCS Hedged Opportunities Fund, LLC, a Delaware limited liability company (the Feeder Fund”), SCS Hedged Opportunities Master Fund, LLC, a Delaware limited liability company (the “Master Fund”, and together with the Feeder Fund, the “Funds”) and SCS Capital Management, LLC, a Delaware limited liability company (the “Adviser”).  The parties hereby agree to amend the Investment Advisory Agreement as follows (capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Investment Advisory Agreement):

1.	Section 3 (a) is hereby deleted in its entirety and replaced with the following :

a)           As full compensation for the services and facilities furnished by the Adviser under this Agreement, each Fund agrees to pay to the Adviser a quarterly fee at the annual rate of 0.50% of the Fund’s “net assets” for the quarter, excluding assets attributable to the capital account, if any, of the Adviser.  “Net assets” shall equal the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund.  The compensation payable to the Adviser hereunder will be accrued monthly and computed based on the net assets of the Fund as of the close of business on the last business day of the month to which the Adviser’s fee relates, before adjustment for any repurchase of interests payable on such date, and will be payable quarterly in arrears.

Except as otherwise provided herein, each of the provisions of the Investment Advisory Agreement are hereby ratified and confirmed, and shall remain in full force and effect, and this Amendment 1 shall not constitute a waiver of any provision of the Investment Advisory Agreement.  This Amendment No. 1 shall be shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Investment Advisory Agreement, on the day and year first set forth above.

SCS HEDGED OPPORTUNITIES FUND, LLC

By:	/s/ Peter H. Mattoon
Name: Peter H. Mattoon
Its: President

SCS HEDGED OPPORTUNITIES MASTER FUND, LLC

By:	/s/ Peter H. Mattoon
Name: Peter H. Mattoon
Its: President

SCS CAPITAL MANAGEMENT, LLC

By:	/s/ Peter H. Mattoon
Name: Peter H. Mattoon
Its: President